Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION. THIS IS AN ANNOUNCEMENT FALLING UNDER RULE 2.8 OF THE CITY CODE ON TAKEOVERS AND MERGERS (THE “CODE”).

FOR IMMEDIATE RELEASE
7th September 2021

TransDigm Group Incorporated
Update on Approach to Meggitt PLC
CLEVELAND, Sep. 7, 2021 /PRNewswire/ -- TransDigm Group Incorporated (NYSE:TDG) announced today that after careful consideration, it does not intend to make a firm offer for Meggitt PLC.

TransDigm Chairman W. Nicholas Howley stated, “We have long admired and studied the Meggitt business and believed that a combination between the two companies could provide value to investors of both companies. However, based on the quite limited due diligence information that was made available and the resulting uncertainties, TransDigm could not conclude that an offer of 900 pence per Meggitt share would meet our long-standing goals for value creation and investor returns. TransDigm and our advisers put substantial time, effort, resources and expense into evaluating a potential transaction. We reached a memorandum of understanding with the Meggitt Pension Plan trustees, arranged the necessary financing for the acquisition which we anticipated would position us roughly in the range of leverage levels that we have used historically for larger acquisitions, and communicated our willingness to make commitments to HM Government comparable to those offered by the other bidder for Meggitt. However, consistent with our disciplined approach to capital allocation, we make acquisitions only when we see a clear path to achieving our investment return goals with a reasonable degree of certainty.”

Under Note 2 on Rule 2.8 of the Code, TransDigm (and any person acting in concert with it) reserves the right to set aside the restrictions in Rule 2.8 of the Code in the following circumstances: (i) with the agreement of the board of directors of Meggitt if such agreement is given after the offer announced by Parker-Hannifin Corporation is withdrawn or lapses; (ii) if a third party announces a firm intention to make an offer for Meggitt; (iii) if Meggitt announces a “whitewash” proposal (as described in Note 1 of the Notes on Dispensations from Rule 9 of the Code) or a reverse takeover (as defined in the Code); or (iv) if there is a material change of circumstances (as determined by the Panel on Takeovers and Mergers).

A copy of this announcement will be available on TransDigm’s website at www.transdigm.com.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, batteries and chargers, engineered latching and locking devices, engineered rods, engineered connectors and elastomer sealing solutions, databus and power controls, cockpit security components and systems, specialized and advanced cockpit displays, engineered audio, radio and antenna systems, specialized lavatory components, seat belts and safety restraints, engineered and customized interior surfaces and related components, advanced sensor products, switches and relay panels, thermal protection and insulation, lighting and control technology, parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believe," "may," "will," "should," "expect," "intend," "plan," "predict," "anticipate," "estimate," or "continue" and other words and terms of similar meaning may identify forward-looking statements. All forward-looking statements involve risks and uncertainties that could cause TransDigm Group’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the impact that the COVID-19 pandemic has on the TransDigm Group's business, results of operations, financial condition and liquidity; the sensitivity of TransDigm Group's business to the number of flight hours that its customers’ planes spend aloft and its customers’ profitability, both of which are affected by general economic conditions; future geopolitical or other worldwide events; cyber-security threats and natural disasters; TransDigm Group's reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier including government audits and investigations; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; TransDigm Group's indebtedness; potential environmental liabilities; liabilities arising in connection with litigation; increases in raw material costs, taxes and labor costs that cannot be recovered in product pricing; risks and costs associated with TransDigm Group's international sales and operations; and other risk factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Investor Relations
216-706-2945
ir@transdigm.com